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________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-A/A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        SALIENT 3 COMMUNICATIONS, INC.
              (Exact name of registrant as specified in charter)

                Delaware                                 23-2280922
(State of incorporation or organization)    (I.R.S. Employer Identification no.)
             P.O. Box 1498
         Reading, Pennsylvania                            19063
(Address of Principal Executive Offices)               (Zip Code)

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
If this form relates to the registration      If this form relates to the registration of
of a class of securities pursuant to          a class of securities pursuant to Section
Section 12(b) of the Exchange Act and is      12(g) of the Exchange Act and is effective
effective pursuant to General                 pursuant to General Instruction A.(d),
Instruction A.(c), check the following        check the following box. [X]
box. [_]
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Securities Act registration statement file number to which this form relates:
                                                                           N/A

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                   Name of Each Exchange on Which
    to be so Registered                   Each Class is to be Registered
    -------------------                   ------------------------------
            None                                        N/A

Securities to be registered pursuant to Section 12(g) of the Act:

             Series A Junior Participating Preferred Stock Rights

             Series B Junior Participation Preferred Stock Rights

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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

          On December 8, 2001, the Board of Directors unanimously approved Amendment No. 2, dated as of December 8, 2001, to the Rights Agreement, dated as of November 8, 1996, and amended by Amendment No. 1 as of January 26, 1999, by and between Salient 3 Communications, Inc. (formerly Gilbert Associates, Inc.) and Computershare Investor Services LLC, successor as the Rights Agent to Harris Trust and Savings Bank (the "Amendment"). The Amendment terminates the Rights Agreement, effective December 8, 2001. The Rights were previously registered on Form 8-A on November 12, 1996.

          A complete copy of the Amendment is attached hereto as Exhibit 4 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on November 12, 1996.

ITEM 2.  EXHIBITS.

          1. Rights Agreement, dated as of November 8, 1996, between Gilbert Associates, Inc. and Harris Trust and Savings Bank, including Form of Series A Rights Certificate (Exhibit A), Form of Series B Rights Certificate (Exhibit B), Form of Summary of Rights (Exhibit C), Form of Certificate of Designation - Series A Junior Participating Preferred Stock (Exhibit D), and Form of Certificate of Designation - Series B Junior Participating Preferred Stock (Exhibit E) [Incorporated herein by reference to
               Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

          2. Form of legend on certificates representing shares of Common Stock regarding Preferred Stock Purchase Rights [Incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

          3. Amendment No. 1, dated as of January 26, 1999, to Rights Agreement dated as of November 8, 1996, by and between Salient 3 Communications, Inc. (formerly Gilbert Associates, Inc.) and Harris Trust and Savings Bank. [Incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on February 2, 1999]

          4. Amendment No. 2, dated as of December 8, 2001, to the Rights Agreement dated as of November 8, 1996 and amended as of January 26, 1999, by and between Salient 3 Communications, Inc. (previously Gilbert Associates, Inc.) and Computershare Investor Services LLC, successor as Rights Agent to Harris Trust and Savings Bank.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              SALIENT 3 COMMUNICATIONS, INC.


                              By:  /s/ Thomas F. Hafer
                                   -------------------
                                   Name:  Thomas F. Hafer
                                   Title: Senior Vice President, Secretary
                                          and General Counsel

Date:  January 10, 2002

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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description
-----------

               1. Rights Agreement, dated as of November 8, 1996, between Gilbert Associates, Inc. and Harris Trust and Savings Bank, including Form of Series A Rights Certificate (Exhibit A), Form of Series B Rights Certificate (Exhibit B), Form of Summary of Rights (Exhibit C), Form of Certificate of Designation - Series A Junior Participating Preferred Stock (Exhibit D), and Form of Certificate of Designation - Series B Junior Participating Preferred Stock (Exhibit E) [Incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

               2. Form of legend on certificates representing shares of Common Stock regarding Preferred Stock Purchase Rights [Incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996]

               3. Amendment No. 1, dated as of January 26, 1999, to Rights Agreement dated as of November 8, 1996, by and between Salient 3 Communications, Inc. (formerly Gilbert Associates, Inc.) and Harris Trust and Savings Bank. [Incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on February 2, 1999]

               4. Amendment No. 2, dated as of December 8, 2001, to the Rights Agreement dated as of November 8, 1996 and amended as of January 26, 1999, by and between Salient 3 Communications, Inc. (previously Gilbert Associates, Inc.) and Computershare Investor Services LLC, successor as Rights Agent to Harris Trust and Savings Bank.

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